Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Offering Document on Amendment No. 2 to Form S-1 of Creatd, Inc. of our report dated May 3, 2026, relating to our audit of the consolidated financial statements of Creatd, Inc. for the years ended December 31, 2025 and 2024. We also consent to the reference to us under the caption “Experts” in the Form S-1.

Tampa, Florida

June 22, 2026

3702 W Spruce St #1430 ● Tampa, Florida 33607 ● +1.813.441.9707